Exhibit 99.1


                         Form 4 Joint Filer Information


        Name: The Perry T. Massie and Sandra Lynn Massie Trust dated October 14, 1997

        Address: c/o Outdoor Channel Holdings, Inc., 43445 Business Park Dr., Ste. 113, Temecula, California 92590

        Issuer & Ticker Symbol:     Outdoor Channel Holdings, Inc. (OUTD)

        Date of Event Requiring Statement:  August 21, 2003


        Signature:   The Perry T. Massie and Sandra Lynn Massie Trust dated
                     October 14, 1997

                     By:/s/ Mark Prochowski, Attorney-in-Fact
                        -------------------------------------
                     Name:  Perry T. Massie
                     Title:  Co-Trustee

                     By:/s/ Mark Prochowski, Attorney-in-Fact
                        -------------------------------------
                     Name:  Sandra L. Massie
                     Title:  Co-Trustee


        Name:        Sandra L. Massie

        Address: c/o Outdoor Channel Holdings, Inc., 43445 Business Park Dr., Ste. 113, Temecula, California 92590

        Issuer & Ticker Symbol:     Outdoor Channel Holdings, Inc. (OUTD)

        Date of Event Requiring Statement:  August 21, 2003


        Signature:   /s/ Mark Prochowski, Attorney-in-Fact
                     -------------------------------------
                     Sandra L. Massie